UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2017

DISCOVER FINANCIAL SERVICES

(Exact name of registrant as specified in its charter)

Commission File Number: 001-33378

Delaware	36-2517428
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2500 Lake Cook Road, Riverwoods, Illinois 60015

(Address of principal executive offices, including zip code)

(224) 405-0900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

During the period beginning February 1, 2017, and ending February 3, 2017, each of the following executives of Discover Financial Services (the “Company”) adopted a pre-arranged stock trading plan (“Plan”) providing for the sale of previously issued shares of common stock of the Company: David W. Nelms, Carlos Minetti, Kathryn McNamara Corley, Roger C. Hochschild and Diane E. Offereins.

Each Plan was established under Rule 10b5-1 of the Securities Exchange Act of 1934 and the Company’s policies regarding transactions by Company executives in the Company’s securities. Sales of shares under each Plan are executed through a broker and occur on a monthly basis for one year beginning on May 1, 2017, subject to a minimum price threshold. The executive retains no discretion over purchases or sales under the Plan.

Each executive currently holds shares of common stock of the Company well in excess of the Company’s executive stock ownership guidelines, which require each executive to hold shares equivalent to a certain number of times their base salaries. Assuming all shares under each Plan are sold, each executive’s holdings would continue to remain well in excess of the Company’s executive stock ownership guidelines. The transactions will be disclosed publicly in Form 144 and Form 4 filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVER FINANCIAL SERVICES

Dated: February 6, 2017	By:	/s/ Jennifer K. Schott
	Name:	Jennifer K. Schott
	Title:	Vice President and Assistant General Counsel